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                                                                      EXHIBIT 21

    SUBSIDIARIES OF THE REGISTRANT

    Name                                                  Place of Incorporation
    ----                                                  ----------------------
    INTL Trading, Inc.                                                   Florida
         (Formerly known as INTLTRADER.COM, INC.)

    International Asset Management Corp.                                 Florida

    Offshoretrader.com Ltd.                                              Bermuda